UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2017

MB FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36599	36-4460265
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

800 West Madison Street, Chicago, Illinois 60607
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 422-6562

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

Forward-Looking Statements

When used in this Current Report on Form 8-K and in other reports filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements may relate to our future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial items. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected revenues, cost savings, synergies and other benefits from the MB Financial-American Chartered merger might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from originated loans and loans acquired from other financial institutions; (3) competitive pressures among depository institutions; (4) interest rate movements and their impact on customer behavior, net interest margin and the value of our mortgage servicing rights; (5) the possibility that our mortgage banking business may experience increased volatility in its revenues and earnings and the possibility that the profitability of our mortgage banking business could be significantly reduced if we are unable to originate and sell mortgage loans at profitable margins or if changes in interest rates negatively impact the value of our mortgage servicing rights; (6) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (7) fluctuations in real estate values; (8) the ability to adapt successfully to technological changes to meet customers’ needs and developments in the market place; (9) the possibility that security measures implemented might not be sufficient to mitigate the risk of a cyber attack or cyber theft, and that such security measures might not protect against systems failures or interruptions; (10) our ability to realize the residual values of its direct finance, leveraged and operating leases; (11) our ability to access cost-effective funding; (12) changes in financial markets; (13) changes in economic conditions in general and in the Chicago metropolitan area in particular; (14) the costs, effects and outcomes of litigation; (15) new legislation or regulatory changes, including but not limited to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and regulations adopted thereunder, changes in capital requirements pursuant to the Dodd-Frank Act, changes in the interpretation and/or application of laws and regulations by regulatory authorities, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (16) changes in accounting principles, policies or guidelines; (17) our future acquisitions of other depository institutions or lines of business; and (18) future goodwill impairment due to changes in our business, changes in market conditions, or other factors

MB Financial does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Set forth below are investor presentation materials.

May 2017 NASDAQ: MBFI Investor Presentation

Forward-Looking Statements 1 When used in this presentation and in reports filed with or furnished to the Securities and Exchange Commission (the "SEC"), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements may relate to our future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial items. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements. Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected revenues, cost savings, synergies and other benefits from the MB Financial-American Chartered merger might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from originated loans and loans acquired from other financial institutions; (3) competitive pressures among depository institutions; (4) interest rate movements and their impact on customer behavior, net interest margin and the value of our mortgage servicing rights; (5) the possibility that our mortgage banking business may experience increased volatility in its revenues and earnings and the possibility that the profitability of our mortgage banking business could be significantly reduced if we are unable to originate and sell mortgage loans at profitable margins or if changes in interest rates negatively impact the value of our mortgage servicing rights; (6) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (7) fluctuations in real estate values; (8) the ability to adapt successfully to technological changes to meet customers’ needs and developments in the market place; (9) the possibility that security measures implemented might not be sufficient to mitigate the risk of a cyber attack or cyber theft, and that such security measures might not protect against systems failures or interruptions; (10) our ability to realize the residual values of its direct finance, leveraged and operating leases; (11) our ability to access cost-effective funding; (12) changes in financial markets; (13) changes in economic conditions in general and in the Chicago metropolitan area in particular; (14) the costs, effects and outcomes of litigation; (15) new legislation or regulatory changes, including but not limited to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and regulations adopted thereunder, changes in capital requirements pursuant to the Dodd-Frank Act, changes in the interpretation and/or application of laws and regulations by regulatory authorities, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (16) changes in accounting principles, policies or guidelines; (17) our future acquisitions of other depository institutions or lines of business; and (18) future goodwill impairment due to changes in our business, changes in market conditions, or other factors We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

 Operating return on average assets was 1.13% for 2016, which was top quartile peer performance (1) (2)  Solid capital ratios and a diversified loan portfolio  Valuable deposit franchise with high ratio of non-interest bearing DDA deposits  Low cost of funds  Credit quality remains very high  Core non-interest income provided 41% of total revenue in 2016 which was top quartile peer performance  Key fee initiatives grew 17% in 2016  Very low turnover of “A” top-performing employees  Highly successful banker training program  Taylor Capital – completed August 2014  MSA Holdings – completed December 2015  American Chartered – completed August 2016 Company Strategy 2  Build a bank with lower risk and consistently better returns than peers  Develop balance sheet with superior profitability and lower risk  Add great customers, whether they borrow or not  Maintain low credit risk and low credit costs  Attract low-cost and stable funding  Maintain strong liquidity and capital  Focus intensely on fee income  Fees need to be high quality, recurring, and profitable  Emphasize leasing, capital markets, international banking, cards, commercial deposit fees, treasury management, trust and asset management, and mortgage  Grow select fee businesses nationally  Invest in human talent  Recruit and retain the best staff  Maintain strong training programs  Be an employer of choice  Make opportunistic acquisitions  Skilled and disciplined acquirer  Long track record of successful integrations See notes on page 35.

Banking Segment 3 Retail  Provides 39% of deposits for the banking segment  High percentage of low-cost funding with a low reliance on CDs  Focuses on small businesses in our market and individuals that live or work near our banking centers  Key fee initiatives include card services and treasury management services for business banking customers Wealth Management  Provides private banking, trust, investment management and retirement plan services through a team of experienced advisors  Specializes in serving business owners, high-net worth families, foundations, and endowments  Focuses on asset management, low-cost deposits, and private banking services  Manages and advises on more than $7.5 billion of client assets through trust and asset management and subsidiaries (Cedar Hill Associates, LLC and MSA Holdings, LLC) Commercial Banking  Provides lending, depository and fee-based capital markets and international banking services to middle-market companies with revenues from $2 million to $500 million  “Relationship banking” culture; experienced calling officers  Commercial and industrial and commercial real estate loan portfolio – terms generally range from 1 to 5 years, with typical loan sizes between $3-30 million, and approximately 74% have a floating rate of interest indexed to LIBOR or Prime  Expanding into specialized commercial areas such as healthcare and financial services Note: Business line financial data as of March 31, 2017 Lease Banking  Provides discounted lease loans and other banking services to lessors located throughout the country; these services include working capital loans, warehouse loans, and equity investments in leases  Lease Banking has over $2.0 billion in loans outstanding  Lease loans are underwritten primarily on the creditworthiness of the lessee  Lessees include mostly investment grade “Fortune 1000” companies located throughout the U.S. and large middle-market companies Asset Based Lending  Through 18 sales offices in the U.S. and Canada targets national middle-market companies, including manufacturers, distributors, and select service companies with sales from $25 million to $500 million, has borrowers in 33 states  Deal flow via marketing efforts and relationships with private equity firms, mezzanine and second lien capital providers, investment banks, consultants and other trusted advisors  Asset based and hybrid ABL cash flow loans from $5 million to $50 million  Nearly $900 million of loans currently outstanding and $1.3 billion in commitments Treasury Management  Focuses on providing high quality and recurring collection and payment solutions to commercial and business banking customers as well as strategic industry niches  Expanding nationally where we have distinguishable expertise and scalability  Broad suite of customizable services including data reporting, payment and collection automation, payment system access, and fraud/risk mitigation tools See notes on page 35.

Leasing Segment – Direct Leasing Subsidiaries

- Full spectrum of lease and equipment financing solutions and related services
  - Leases and equipment finance products originated through our leasing subsidiaries: Celtic Leasing Corp., MB Equipment Finance, LLC and LaSalle Systems Leasing, Inc.
  - National customer base in diversified industries ranging from the "Fortune 1000" to middle-market companies, as well as targeted verticals (including the healthcare, manufacturing and transportation industries)
  - Broad equipment expertise, with capabilities in most types of essential-use capital equipment. Celtic and LaSalle possess specific expertise in technology-related, material handling equipment and healthcare assets, while MB Equipment Finance focuses on manufacturing, industrial, construction and transportation equipment.
  - Products include both tax and non-tax leases, i.e. fair market value, Terminal Rental Adjustment Clause "TRAC" leases, dollar out and fixed purchase option leases; and traditional term loans
  - Capital markets syndication capabilities
  - Third party equipment maintenance contracts and life-cycle asset management services
  - Quarterly lease financing fee revenue varies; below is a rolling trend of trailing twelve month results


Lease Financing Fee Revenue
Trailing Twelve Month Trend
(Dollars in Millions)
$100
$80
$60
$40
$20
1Q 2013
2Q
3Q
4Q
1Q 2014
2Q
3Q
4Q
1Q 2015
2Q
3Q
4Q
1Q 2016
2Q
3Q
4Q
1Q 2017

4

See notes on page 35.

Mortgage Segment 5  Multiple mortgage origination channels across a national sales footprint  Operates in 44 states and DC, with 51 retail branches located in 15 states  Origination mix 59% purchase, 41% refinance for 1Q 2017 and 51% purchase, 49% refinance for 2016  Channel mix 77% third party, 23% retail for 1Q 2017 and 79% third party, 21% retail for 2016  In-house servicing platform  Diversified revenue streams  Over $7 billion of loans funded in 2015 and 2016  Servicing portfolio of $20.5 billion of mortgage loans (unpaid principal balance) as of 3/31/2017  Mortgage servicing rights asset of $251.5 million and the ratio of MSR asset/servicing portfolio = 1.23% as of 3/31/2017 and the ratio of MSR asset/tier 1 capital = 16.4% as of 3/31/2017  Over $1 billion of residential real estate loans held for investment at 3/31/2017 consisting primarily of first lien adjustable rate mortgages  Strong credit quality since inception  Ranked in the Top 50 of The Detroit Free Press Top Work Places for midsized companies in 2013, 2014, 2015 and 2016 See notes on page 35.

51% 49% C&I and Lease Loans CRE, Construction & Consumer 50% 50% C&I and Lease Loans CRE, Construction & Consumer Loan Growth Components Loan Mix 3/31/2017 Total: $12.8 billion Loan Mix 12/31/2013 Total: $5.5 billion 12/31/2013 Percent of Total 3/31/2017 Percent of Total CAGR Commercia l $ 1,282 23% $ 4,364 34% 46% Commercia l col latera l ized by ass ignment of lease payments (lease loans) 1,494 27% 2,009 16% 10% Commercia l real estate (3) 1,648 30% 3,734 29% 29% Construction real estate 141 3% 555 4% 52% Res identia l real estate 314 6% 1,227 10% 52% Other consumer 598 11% 901 7% 13% Gross loans , excluding HFS and PCI loans $ 5,477 100% $ 12,790 100% 30% Loans (Dol lars in mi l l ions) 6 See notes on page 35.

Diversification of Loan Portfolio 7 See notes on page 35. 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% Agriculture, Forestry, Fishing and Hunting Mining Information Utilities Accommodation and Food Services Public Administration Arts, Entertainment, and Recreation Management of Companies and Enterprises Other Construction Educational Services Retail Trade Other Services (except Public Administration) Administrative and Support and Waste Management and Remediation… Professional, Scientific, and Technical Services Health Care and Social Assistance Transportation and Warehousing Real Estate Rental and Leasing Finance and Insurance Wholesale Trade Manufacturing Commercial Loan Portfolio Composition by Industry Segment March 31, 2017  Commercial and Industrial loan portfolio, which totaled $4.4 billion as of 3/31/2017, is diversified

Asset Quality Statistics Trends 8 $0 $20 $40 $60 $80 $100 $120 2013 2014 2015 2016 3/31/2017 NPLs more than 30 days past due NPLs less than 30 days past due Payment Status of NPLs (Dollars in millions) 2013 2014 2015 2016 3/31/2017 ALLL to total loans 1.96% 1.21% 1.31% 1.09% 1.11% NPLs to total loans 1.87 0.96 1.07 0.46 0.38 ALLL to NPLs 104.87% 126.34% 122.43% 234.81% 293.02% Net charge-offs (recoveries) to average loans (annual ized) 0.16 0.18 0.04 0.09 -0.03 12/31 See notes on page 35.

 Total return after tax equivalent adjustments and percentile rankings for 4Q 2016 (4)  Historical 3 and 5 year percentile ranking 9 Investment Portfolio – Top Quartile Performance 0 20 40 60 80 100 1Q 2013 2Q 3Q 4Q 1Q 2014 2Q 3Q 4Q 1Q 2015 2Q 3Q 4Q 1Q 2016 2Q 3Q 4Q Percentile Ranking 3 Year 5 Year 75th Percentile Total Annualized Return Percentile 3 Year 3.47% 89 5 Year 2.80% 91 See notes on page 35.

85% 15% Low-cost Deposits CDs Attractive Deposit Mix with Significant Concentration of Low-Cost Deposits Deposit Mix 3/31/2017 Total: $14.0 billion 80% 20% Low-cost Deposits CDs Deposit Mix 12/31/2013 Total: $7.4 billion Improved mix while growing deposits Depos its Percent of Total Depos its Percent of Total CAGR Non-interest bearing depos its $ 2,376 32% $ 6,211 44% 34% Money market, NOW and interest bearing depos its 2,683 36% 4,581 33% 18% Savings accounts 855 12% 1,127 8% 9% Low-cost depos its $ 5,914 80% $ 11,919 85% 24% Certi ficates of depos it (CDs) 1,243 17% 1,261 9% 0% Brokered CDs 224 3% 819 6% 49% Total depos its $ 7,381 100% $ 13,999 100% 22% Depos its (Dol lars in mi l l ions) 12/31/2013 3/31/2017 10 See notes on page 35.

Strong Chicagoland Deposit Position 11 Rank Parent Company Name Total Active Branches Total Deposits Total Deposit Market Share 1 JP Morgan Chase & Co. 386 $ 84,907 21.7% 2 Bank Of Montreal 216 52,494 13.4% 3 Bank Of America Corporation 162 41,414 10.6% 4 Northern Trust Corporation 10 29,181 7.5% 5 Wintrust Financial Corporation 130 18,883 4.8% 6 MB Financial, Inc. 95 13,829 3.5% 7 Citigroup Inc. 62 13,562 3.5% 8 PNC Financial Services Group, Inc. 153 13,329 3.4% 9 PrivateBancorp, Inc. 20 12,859 3.3% 10 Fifth Third Bancorp 155 12,588 3.2% 11 U.S. Bancorp 177 11,638 3.0% 12 First Midwest Bancorp, Inc. 103 8,273 2.1% 13 TCF Financial Corporation 128 6,337 1.6% 14 Wells Fargo & Company 11 5,905 1.5% 15 Associated Banc-Corp 23 4,195 1.1% 16 Huntington Bancshares, Inc. (formerly FirstMerit) 39 2,581 0.7% 17 First Bancshares, Inc. 42 2,468 0.6% 18 Standard Bancshares, Inc. 35 2,173 0.6% 19 Byline Bancorp, Inc. 71 2,148 0.6% 20 First American Bank Corporation 48 2,141 0.6% Other Market Participants 797 50,423 12.9% Total In The Market 2,863 $ 391,331 100.0% Chicago MSA Deposit Rankings as of June 30, 2016 (5) (Dollars in mill ions) See notes on page 35.

Stockholder Focus 12 $0.00 $0.05 $0.10 $0.15 $0.20 1Q 2013 2Q 3Q 4Q 1Q 2014 2Q 3Q 4Q 1Q 2015 2Q 3Q 4Q 1Q 2016 2Q 3Q 4Q 1Q 2017 Quarterly Dividend per Common Share  Listed securities: Common (NASDAQ: MBFI) and 8% Series A Preferred Stock (NASDAQ: MBFIP)  $3.7 billion market capitalization as of May 3, 2017  MBFI common shares are included in several major indexes (6)  Approximately 84 million common shares outstanding; large institutional and mutual fund ownership  Increased quarterly common dividend to $0.19 per share in 2Q 2016  In the third and fourth quarters of 2015 repurchased approximately 1.6 million common shares for $50 million completing a previously announced authorization See notes on page 35.

Capital Planning 13 6.50% 8.00% 10.00% 8.07% 8.84% 9.54% 11.80% 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% 14.00% Tangible Common Equity to Tangible Assets Common Equity Tier 1 Capital Tier 1 Risk Based Capital Total Risk Based Capital Capital Ratios as of March 31, 2017 Regulatory Well Capitalized Requirement (bank level) MBFI  Tier 1 Capital includes 8.00% Series A Preferred (6.92% carrying yield)  The Series A Preferred (4,000,000 shares outstanding, with an aggregate liquidation amount of $100 million) callable beginning Feb 2018  Tier 2 Capital includes 8.00% Series B Cumulative Voting Convertible Preferred Stock (125 shares outstanding valued at $0.3 million) and various floating rate trust preferred securities (totaling $217.5 million par value as of 3/31/2017)  Trust preferred securities consists of 10 separate issuances, which are all currently callable, have variable interest rates ranging from 3 month LIBOR + 1.30% to 3 month LIBOR + 3.60%; maturities from 2028 to 2037  Possible redemptions reviewed regularly depending on projected capital needs and cost of these securities  How we intend to deploy capital  Intend to exceed regulatory well-capitalized requirements  Reinvest in our business lines to support organic growth  Pay a regular dividend  The dividend payout ratio was 35% in 2016 and 32% in 2015  Current quarterly dividend of $0.19 per common share equates to an annualized yield of approximately 1.8% (7)  Consider stock buy-backs when prior capital actions are not sufficient to utilize excess capital  Acquisitions with an active and disciplined approach See notes on page 35.

2013 2014 2015 2016 2016 2017 Net interest income $ 272 $ 351 $ 465 $ 518 $ 119 $ 143 Provis ion for credit losses (6) 12 21 20 8 4 Net interest income after provis ion for credit losses $ 278 $ 339 $ 444 $ 498 $ 112 $ 139 Non-interest income 154 221 322 375 82 92 Non-interest expenses 295 437 534 620 136 156 Income before income taxes $ 138 $ 123 $ 232 $ 253 $ 58 $ 75 Appl icable income tax expense 40 37 73 79 19 21 Net income, as reported $ 98 $ 86 $ 159 $ 174 $ 39 $ 55 Non-core i tems, net of tax 3 34 3 16 3 (2) Operating earnings $ 101 $ 120 $ 162 $ 190 $ 42 $ 53 Percent change 1.0% 19.2% 34.5% 17.7% 6.5% 27.0% Years Ended December 31, Three Months Ended March 31, Summary Income Statement (Dol lars in mi l l ions) Summary Income Statement and EPS 14 See notes on page 35. $1.79 $1.31 $2.02 $2.13 $0.50 $0.62 $1.83 $1.86 $2.06 $2.34 $0.54 $0.60 $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 2013 2014 2015 2016 1Q 2016 1Q 2017 Fully Diluted Earnings Per Common Share As Reported EPS Operating EPS (excludes non-core items)

Key Fee Initiatives – Reflect Continued Solid Growth

Key Fee Initiatives
(Dollars in millions)

	Years Ended December 31,				Three Months Ended March 31,	
	2013	2014	2015	2016	2016	2017
Mortgage banking revenue	$ 1.7	$ 46.1	$ 117.4	$ 148.5	$ 27.5	$ 27.8
Lease financing, net	61.2	64.3	76.6	73.5	19.0	21.4
Commercial deposit and treasury management fees	24.9	34.3	45.3	50.6	11.9	14.7
Trust and asset management fees	19.1	21.8	23.6	32.9	8.0	8.5
Card fees	11.0	13.7	15.3	16.1	3.5	4.6
Capital markets and international banking	3.6	5.5	8.1	13.3	3.2	3.3
Total key fee initiatives	$ 121.5	$ 185.8	$ 286.3	$ 334.9	$ 73.1	$ 80.2
Percent change	28.2%	53.0%	54.1%	17.0%	1.2%	9.7%

- Lease financing
  - Includes fees related to equipment leases as well as brokering third party equipment maintenance contracts
- Mortgage banking
  - Includes revenue from both originations and servicing
- Commercial deposit and treasury management fees
  - Includes fees for the following services: account management, payments systems access, information management, and fraud and risk mitigation
  - Expanding nationally where we have expertise
- Trust and asset management fees
  - Wealth management solutions for individuals, corporations and not-for-profits
  - Includes fees for the following services: investment management, custody, personal trust, financial planning, and wealth advisory services for high net worth individuals
- Card fees
  - Includes fees for debit, credit and prepaid cards
- Capital markets and international banking fees
  - Capital markets services includes derivatives and interest rate risk solutions, capital solutions, merger and acquisition advisory and real estate debt placement
  - International banking services includes trade services (letters of credit), export trade finance, and foreign exchange

15

See notes on page 35.

mb

Skilled Acquirer  Skilled acquirer of both depository and non-depository entities  Eighteen acquisitions since 2000  Disciplined financial analyses focused on  Internal rates of return and returns on invested capital  Long-term per share earnings accretion  Long track record of successful and rapid employee, customer and systems integrations  Branch network size and location makes acquired branch consolidations more likely to enhance expense savings opportunities  Company culture suited for acquisitions 16 See notes on page 35.

Track Record of Being a Disciplined Acquirer and Experienced Integrator

2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016

2001

FSL Holdings, Inc.
(South Holland, IL)

- May 16, 2001

MidCity Financial
(Chicago, IL)

- November 7, 2001

2002

First Lincolnwood
(Lincolnwood, IL)

- April 8, 2002

LaSalle Systems Leasing, Inc.
(Northbrook, IL)

- August 12, 2002

2003

South Holland Bancorp
(South Holland, IL)

- May 15, 2003

2004

First Security Fed Financial
(Chicago, IL)

- July 22, 2004

2006

First Oak Brook Bancshares
(Oak Brook, IL)

- August 25, 2006

2008

Cedar Hill Associates, LLC
(Chicago, IL)

- April 18, 2008

2009

Heritage Community Bank
(Glenwood, IL)

- February 7, 2009

InBank
(Oak Forest, IL)

- September 4, 2009

Corus Bank
(Chicago, IL)

- September 11, 2009

Benchmark Bank
(Aurora, IL)

- December 4, 2009

2010

Broadway Bank
(Chicago, IL)

- April 23, 2010

New Century Bank
(Chicago, IL)

- April 23, 2010

2012

Celtic Leasing Corp.
(Irvine, CA)

- December 28, 2012

2014

Taylor Capital Group, Inc.
(Rosemont, IL)

- August 18, 2014

2015

MSA Holdings LLC
(Chicago, IL)

- December 31, 2015

2016

American Chartered Bancorp
(Schaumburg, IL)

- August 24, 2016

17

Source: Company filings. Transaction dates indicate completion date.

See notes on page 35.

mb

 Comparison of key earnings components to 4Q 2016  Net interest income decreased 1.5% to $143.0 million primarily due to two fewer days during the quarter  Net interest margin on a fully tax equivalent basis, excluding discount accretion on acquired Taylor Capital and American Chartered loans, increased 8 bps to 3.55% due to the impact of the December interest rate increase on loans partly offset by higher average cost of borrowings  Core non-interest income decreased 2.7% to $90.7 million primarily due to lower mortgage origination volumes and margins  Core non-interest expense decreased 2.9% to $154.4 million primarily due to lower salary and employee benefits expense in the mortgage banking segment  Overall operating earnings increased 2.6% to $53.2 million (8)  Total loans, excluding purchased credit-impaired loans, grew 1.5% (5.8% annualized) in 1Q 2017  Total deposits decreased 0.8% in 1Q 2017 due mostly to the sale of our Philadelphia branch and a decrease in mortgage escrow deposits  Credit quality metrics  Ratio of non-performing loans to total loans was 0.38% at 3/31/2017, a decrease from 0.46% at 12/31/2016  Annualized net loan charge-offs (recoveries) to average loans was (0.03%) for 1Q 2017 as compared to 0.10% for 4Q 2016  Provision for credit losses increased to $3.7 million in 1Q 2017 from $2.6 million in 4Q 2016 Recent Company Highlights – 1Q 2017 18 See notes on page 35.

Leasing Appendix 19

Lease Banking and Direct Leasing Subsidiaries 20 Business Corporate Headquarters Rosemont, IL Rosemont, IL Irvine, CA Hunt Valley, MD General Business Description Lessor funding source, principally providing non- recourse debt to independent leasing companies, captives and institutional vendor finance companies Technology solutions and leasing company focused principally on leasing and life- cycle asset management, with a direct-to-end-user sales approach General equipment leasing and finance company focused on small-to-mid ticket, direct origination utilizing a call center approach Traditional bank equipment leasing and finance company focused on mid-to-large ticket direct origination, as well as indirect institutional originations and syndications Target Audience (National) Independent leasing companies Middle market companies and autonomous divisions of large companies Middle market and large companies Middle market to large companies Equipment Specialization Technology Healthcare Material Handling Technology Healthcare Material Handling Technology Healthcare Transportation Manufacturing Marine Distribution equipment Product Specialization Debt only, principally non- recourse debt Principally fair market value (FMV) lease products, reseller of Cisco maintenance FMV, purchase renewal option and dollar out leases FMV, early buy out, TRAC, synthetic and dollar out leases and traditional loans Total Assets (as of 3/31/2017) $2.0 Billion $0.3 Billion $0.3 Billion $0.5 Billion Lease Banking Leasing Segment – Direct Leasing Subsidiaries See notes on page 35.

Lease Banking 21  Our lease banking group, which is part of the Banking Segment, has provided for over four decades the following banking services to independent equipment lessors located throughout the U.S.  Debt financing  Working capital financing  Treasury management services  Equity/residual investment in leases through partnering with customers  Debt financings (Lease Loans) are non-recourse loans to lessors, collateralized by lease equipment and underwritten based on the financial wherewithal of each lessee. They are included as commercial loans collateralized by assignment of lease payments (Lease Loans) in the commercial-related loan section of the balance sheet for financial statement purposes.  Lessees generally consist of investment grade Fortune 1000, federal government, large middle-market and health care companies  Most loans fully amortize over periods ranging from 30 to 60 months. No residual risk on Lease Loans funded with third parties.  Lease Banking’s results are included in the Banking Segment of our earnings release  Credit experience has been solid. Non-performing loans/total loans were 0.01% as of 3/31/2017 and annualized net recoveries were 0.01% of average loans for 1Q 2017.  Revenues from Lease Loans and working capital financing are reflected in interest income See notes on page 35.

Direct Leasing Subsidiaries 22  Leases are originated directly throughout the U.S. by our three leasing subsidiaries, LaSalle Solutions, Celtic Equipment Finance and MB Equipment Finance, which together form the Leasing Segment in our earnings release. LaSalle and Celtic are customers of our Lease Banking group and generally finance much of their equipment cost with internal debt (85% to 95% of the original equipment cost). MB Equipment Finance funds 100% of its leases internally.  The lease portfolio is comprised of various types of equipment including information technology, healthcare, material handling, general manufacturing distribution, and transportation equipment.  Lease income is recognized over the life of the lease so that at the end of lease term the residual amount approximates the fair market value of the leased equipment  Balance sheet classification for financial reporting: Direct Finance and Leveraged Leases that transfer substantially all of the benefits and risk related to the equipment ownership are grouped with Lease Loans in the loan section. By contrast, for Operating Leases, the underlying equipment at cost and net of accumulated depreciation is reflected in Lease investments, net, which is part of other assets, and was $316 million at 3/31/2017.  MB’s leasing subsidiaries offer a broad suite of lease products, which, at the end of a lease term, may permit the lease to be renewed/extended, purchased, or the equipment may be returned and sold.  Income statement classification: Interest income on Direct Finance and Leveraged Leases and accreted residual income on these leases are included in Interest Income. By contrast, Lease Payments on Operating Leases plus accreted residual income on these leases less any depreciation expense on the equipment are included in non-interest income Lease Financing Fee Income. Proceeds received as a result of lease renewals and equipment sales less any residual investment in the lease results in a gain or loss that is also reflected in Lease Financing Fee Income.  We also broker maintenance contracts provided by third party vendors to our customers covering equipment leased from MB as well as other equipment owned or leased by our clients. Third party vendors are responsible for completing any maintenance covered by a maintenance contract. Maintenance contract revenue is presented, net of the related cost of sales paid to third party vendors, as part of Lease Financing Fee Income for financial statement purposes. See notes on page 35.

Leasing Income Statement Geography 23 Interest Income Fee Income: Lease Financing, net Interest Income on Lease Loans x Interest Income on Direct Finance Leases x Interest Income on Leveraged Leases, less related funding cost x Residual accretion on Direct Finance and Leveraged Leases x Rental payments on Operating Leases x Depreciation expense on Operating Leases x Residual income accretion on Operating Leases x Gains or losses on residuals x Equipment maintenance contract revenue, less related cost of sales x Vendor promotional revenue related to equipment maintenance contracts x Syndication fees x Origination gains x See notes on page 35.

Mortgage Banking Appendix 24

Mortgage Banking Segment Overview 25  The Mortgage Banking Segment consists of three related business lines: Originations, Servicing and Portfolio  Originations includes both retail and third party channels. In 1Q 2017, approximately 77% of origination volume was generated by third parties, which includes our wholesale/broker and mini correspondent channels. We have been growing the retail origination channel in our core markets of Chicago and Michigan and, selectively, in other parts of the country.  Our current strategy, in general, is to sell most of our newly originated fixed-rate loans in the secondary market and to hold the majority of newly originated adjustable-rate loans in our loan portfolio.  We typically sell loans to government sponsored entities (i.e. Fannie Mae and Freddie Mac) with servicing retained. Selling loans with servicing retaining reduces origination revenue somewhat, but results in a stream of future servicing income as we feel servicing is an attractive investment.  In 1Q 2017, the Mortgage Banking Segment recorded $1.7 million of operating earnings, which was approximately 3% of total operating earnings for the Company. See notes on page 35. $161.9 $190.5 $41.9 $53.2 80% 79% 85% 86% 15% 11% 13% 11% 5% 10% 2% 3% 0% 20% 40% 60% 80% 100%$0 $50 $100 $150 $200 $250 2015 2016 1Q2016 1Q2017 Operating Earnings by Segment (in millions) Banking Leasing Mortgage

Mortgage Banking Secondary Business Lines 26 Mortgage Banking Segment Secondary Business Lines Secondary Business Originations Servicing Portfolio Locations Operates in 44 states (with fulfillment located in MI and IL) Wilmington, OH Ann Arbor, MI General Business Description Originate mortgage loans for sale to investors and for the Company's portfolio through its retail and third party channels Service in-house residential mortgage loans for various investors and for loans owned by the Company Hold in portfolio the majority of our newly originated adjustable-rate residential real estate loans with 15 and 30 year maturities Balance Sheet Fixed-rate residential real estate loans held for sale Mortgage servicing asset and non-interest bearing escrow deposits Adjustable-rate residential real estate loans held for investment See notes on page 35.

Mortgage Banking Segment Summary Accounting Policies 27 Originations  We enter into interest rate lock commitments when we originate mortgage loans to be sold into the secondary market. These commitments are derivative instruments and are recorded at fair value on the consolidated balance sheet in other assets with an offset to mortgage origination revenue. The changes in the fair value are recorded in mortgage origination revenue.  Held-for-sale loans are measured at fair value, with valuation changes recorded in mortgage origination revenue.  Market risk on interest rate lock commitments and mortgage loans held-for-sale is managed using corresponding forward sale commitments. The fair value of these derivatives are based on dealer quotes and are recorded in the consolidated balance sheet as other assets or other liabilities. Changes in the fair value of these mortgage banking derivatives are included in mortgage origination revenue.  We enter into residential mortgage loan sale agreements with investors in the normal course of business. These agreements usually require certain representations concerning credit information, loan documentation, collateral and insurability. We maintain a liability for estimated losses on loans expected to be repurchased or on which indemnification is expected to be provided and regularly evaluate the adequacy of this recourse liability. See notes on page 35. Servicing  The Mortgage Banking Segment originates and sells residential mortgage loans in the secondary market and may retain the right to service the loans sold. Servicing involves the collection of payments from individual borrowers and the distribution of those payments to the investors.  We carry our residential mortgage servicing rights asset at fair value under the fair value option. Fair value is determined as the present value of estimated future net servicing cash flows, calculated based on a number of variables. The significant unobservable inputs used in the fair value measurement of the Company’s mortgage servicing rights asset include prepayment speeds, discount rates, maturities, delinquencies and cost to service. Changes in the fair value are recognized in mortgage servicing revenue.  We maintain a derivative portfolio of interest rate swaps, futures and forward commitments used to manage exposure to changes in our mortgage servicing rights asset. These derivatives are not designated as hedging instruments. These derivatives are recorded at fair value on the consolidated balance sheet in other assets or other liabilities. Changes in the fair value are recognized in mortgage servicing revenue.

Non-GAAP Disclosure Appendix 28

Non-GAAP Disclosure Reconciliations 29 This presentation contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP). These measures include core (or operating) earnings, core non-interest income, core non-interest income to revenues (with non-core items excluded from both core non-interest income and revenues and on a (“FTE”) fully tax equivalent basis), core non-interest expense, net interest income on a FTE basis, net interest margin on a FTE basis, net interest margin on a FTE basis excluding acquisition accounting discount accretion on acquired Taylor Capital and American Chartered loans and the ratio of net non-interest expense to average assets with net gains and losses on investment securities, net gains and losses on sale of other assets, gain on extinguishment of debt and increases in market value of assets held in trust for deferred compensation excluded from the non-interest income components of this ratio, and prepayment fees on interest bearing liabilities, merger related and repositioning expenses, branch exit and facilities impairment charges, loss on low to moderate income real estate investments, contributions to MB Financial Charitable Foundation and increases in market value of assets held in trust for deferred compensation excluded from the non-interest expense components of this ratio, with tax equivalent adjustment for increase in cash surrender value of life insurance. Our management uses these non-GAAP measures, together with the related GAAP measures, in its analysis of our performance and in making business decisions. Management also uses these measures for peer comparisons. Management believes that operating earnings and core and non-core non-interest income and core and non-core non-interest expense are useful in assessing our core operating performance and in understanding the primary drivers of our non-interest income and non-interest expense when comparing periods. The tax equivalent adjustment to net interest income, net interest margin and increase in cash surrender value of life insurance recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income and net interest margin on a FTE basis, and accordingly believes that providing these measures may be useful for peer comparison purposes. For the same reasons, management believes that the tax equivalent adjustments to tax-exempt interest income and increase in cash surrender value of life insurance are useful. Management also believes that by excluding or adjusting for these items from reported earnings, these measures better reflect our core operating performance, as the excluded items do not pertain to our core business operations and their exclusion makes these measures more meaningful when comparing our operating results from period to period. Management further believes that adjusting earnings for merger related and repositioning expenses is useful because it excludes expenses that can fluctuate significantly from acquisition to acquisition, based on the size and structure of the acquisition and the type of entity or business acquired.

Non-GAAP Disclosure Reconciliations 30 Ratio 2013 2014 2015 2016 2016 2017 Net interest margin 3.31% 3.54% 3.63% 3.54% 3.57% 3.57% Plus : tax equiva lent effect 0.28% 0.23% 0.21% 0.19% 0.22% 0.17% Net interest margin, ful ly tax equiva lent (FTE) 3.59% 3.77% 3.84% 3.73% 3.79% 3.74% Less : effect of excluding discount accretion on acquired Taylor Capita l and American Chartered loans 0.18% 0.28% 0.21% 0.24% 0.19% Net interest margin, FTE, excluding discount accretion on acquired Taylor Capita l and American Chartered loans 3.59% 3.56% 3.52% 3.55% 3.55% Net Interest Margin Three Months Ended March 31, (Annual ized)Years Ended December 31, The non-GAAP disclosures contained herein should not be viewed as substitutes for the results determined to be in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. The following table reconciles net interest margin to net interest margin on a fully tax equivalent basis and net interest margin on a fully tax equivalent basis excluding discount accretion on acquired Taylor Capital and American Chartered loans for the periods presented:

Non-GAAP Disclosure Reconciliations

The following table presents a reconciliation of net income to operating earnings:

Operating Earnings
(Dollars in millions)

	Years Ended December 31,				Three Months Ended March 31,	
	2013	2014	2015	2016	2016	2017
Net income, as reported	$ 98.5	$ 86.1	$ 158.9	$ 174.1	$ 39.1	$ 54.5
Non-core item adjustments						
Net losses (gains) on investment securities	-	2.5	0.2	(0.4)	-	(0.2)
Net losses (gains) on sale of other assets	0.3	(3.5)	0.0	0.8	0.0	0.1
(Gain) on extinguishment of debt	-	(1.9)	-	-	-	-
Loss on low to moderate income real estate investments	-	2.1	-	-	-	-
Merger related and repositioning expenses	2.5	45.4	5.5	23.7	3.3	0.3
Branch exit and facilities impairment charges	-	-	-	0.2	-	-
Prepayment fees on interest bearing liabilities	-	-	0.1	-	-	-
Contribution to MB Financial Charitable Foundation	-	3.3	-	4.0	-	-
Total non-core items	$ 2.8	$ 48.0	$ 5.8	$ 28.2	$ 3.3	$ 0.2
Income tax expense on non-core items	0.5	13.7	2.8	10.1	0.5	1.5
Income tax benefit on adopting new stock-based compensation guidance	-	-	-	1.8	-	-
Operating earnings	$ 100.8	$ 120.3	$ 161.9	$ 190.5	$ 41.9	$ 53.2
Dividends and accretion on preferred shares	-	(4.0)	(8.0)	(8.0)	(2.0)	(2.0)
Operating earnings available to common stockholders	$ 100.8	$ 116.3	$ 153.9	$ 182.5	$ 39.9	$ 51.2
Percent change from year ago period	4.8%	15.4%	32.3%	18.6%	7.2%	28.3%

31

The following table presents a reconciliation of tangible common equity to common stockholders’ equity and a reconciliation of tangible assets to total assets: Non-GAAP Disclosure Reconciliations 32 March 31, 2013 2014 2015 2016 2017 Common stockholders ' equity - as reported $ 1,327 $ 1,913 $ 1,972 $ 2,464 $ 2,501 Less : goodwi l l 423 712 725 1,001 1,000 Less : other intangible assets , net of tax benefi t 15 25 29 41 40 Tangible common equity $ 888 $ 1,177 $ 1,218 $ 1,422 $ 1,461 March 31, 2013 2014 2015 2016 2017 Total assests - as reported $ 9,641 $ 14,602 $ 15,585 $ 19,302 $ 19,146 Less : goodwi l l 423 712 725 1,001 1,000 Less : other intangible assets , net of tax benefi t 15 25 29 41 40 Tangible assets $ 9,203 $ 13,866 $ 14,831 $ 18,260 $ 18,107 As of December 31, As of December 31, Tangible Common Equity (Dol lars in mi l l ions) Tangible Assets (Dol lars in mi l l ions)

Non-GAAP Disclosure Reconciliations

Net Non-Interest Expense to Average Assets
(Dollars in millions)

	Years Ended December 31,				Three Months Ended March 31,	
	2013	2014	2015	2016	2016	2017
Non-interest expense	$ 294.6	$ 436.8	$ 534.2	$ 619.9	$ 135.8	$ 155.7
Less prepayment fees on interest bearing liabilities	-	-	0.1	-	-	-
Less merger related and repositioning expenses	2.5	45.4	5.5	23.7	3.3	0.3
Less branch exit and facilities impairment charges	-	-	-	0.2	-	-
Less increase in market value of assets held in trust for deferred compensation	1.6	0.8	0.0	1.3	0.0	1.0
Loss on low to moderate income real estate investments	-	2.1	-	-	-	-
Contribution to MB Financial Charitable Foundation	-	3.3	-	4.0	-	-
Non-interest expense - as adjusted (Core non-interest expense)	$ 290.6	$ 385.2	$ 528.6	$ 590.6	$ 132.5	$ 154.4
Non-interest income	154.4	221.3	322.1	374.9	81.7	91.8
Less net gains (losses) on investment securities	-	(2.5)	(0.2)	0.4	-	0.2
Less net (losses) gains on sale of other assets	(0.3)	3.5	(0.0)	(0.8)	(0.0)	(0.1)
Less gain on extinguishment of debt	-	1.9	-	-	-	-
Less increase in market value of assets held in trust for deferred compensation	1.6	0.8	0.0	1.3	0.0	1.0
Non-interest income - as adjusted (Core non-interest income)	$ 153.2	$ 217.7	$ 322.3	$ 373.9	$ 81.7	$ 90.7
tax equivalent adjustment on the increase in cash surrender value of life insurance	1.8	1.8	1.8	2.2	0.5	0.7
Non-interest income - as adjusted fully tax equivalent basis	$ 155.0	$ 219.5	$ 324.1	$ 376.1	$ 82.2	$ 91.4
Net non-interest expense (A)	$ 135.6	$ 165.7	$ 204.5	$ 214.5	$ 50.3	$ 63.0
Average Assets (B)	$ 9,392	$ 11,420	$ 14,828	$ 16,924	$ 15,488	$ 19,003
Net non-interest expense to average assets (A/B)	1.44%	1.45%	1.38%	1.27%	1.31%	1.35%
Net non-interest expense to average assets (without adjustments)	1.49%	1.89%	1.43%	1.45%	1.41%	1.36%

33

mb

Non-GAAP Disclosure Reconciliations 34 2013 2014 2015 2016 2016 2017 Net interest income $ 272.3 $ 350.8 $ 465.6 $ 517.9 $ 119.3 $ 143.0 Plus : tax equiva lent effect 22.7 23.6 27.1 28.6 7.2 6.9 Net interest income, ful ly tax equiva lent 295.0 374.4 492.7 546.5 126.5 150.0 Core non-interest income 153.2 217.7 322.3 373.9 81.7 90.7 Plus tax equiva lent adjustment on the increase in cash surrender va lue of l i fe insurance 1.8 1.8 1.8 2.2 0.5 0.7 Core non-interest income, ful ly tax equiva lent (A) 155.0 219.5 324.1 376.1 82.2 91.4 Total revenues , ful ly tax equiva lent (B) $ 450.0 $ 593.9 $ 816.8 $ 922.6 $ 208.7 $ 241.4 Core non-interest income to revenues , ful ly tax equiva lent (A/B) 34.4% 37.0% 39.7% 40.8% 39.4% 37.9% Core Non-interest Income to Total Revenue, Ful ly Tax Equiva lent (Dol lars in mi l l ions) Years Ended December 31, Three Months Ended March 31,

Footnotes 35 1) Operating return on average assets is computed by dividing operating earnings by average total assets. 2) Top quartile performance is defined as being in the 75th or better percentile for the given financial metric of the peer set. Peer set consists of MBFI, ASB, BOKF, BXS, CBSH, CFR, FHN, FMBI, FNB, FULT, HBHC, IBKC, ONB, PB, PVTB, SNV, STL, TCB, TRMK, UMBF, WBS, WTFC. 3) The portion of commercial real estate loans that are owner-occupied was approximately 35% ($1.3 billion) at 3/31/2017 4) Source: Performance Trust Capital Partners. Peer set is all US Banks and excludes credit unions. 5) Source: FDIC as of June 30, 2016. MB Financial, Inc. totals include American Chartered branches, which were acquired as part of the merger that closed 8/24/2016. 6) MBFI common shares are included in the Russell 2000 Index, the NASDAQ Bank Index, the MSCI Global Sustainability Index and the S&P Mid Cap 400 Index among other indexes. 7) Based on May 3, 2017 closing stock price of $43.60 8) Operating earnings is defined as net income as reported less non-core items, net of tax. Non-core items do not pertain to our core business operations.

May 2017 NASDAQ: MBFI Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MB FINANCIAL, INC.

Date:	May 9, 2017	By:	/s/Randall T. Conte
Randall T. Conte
Vice President and Chief Financial Officer
(Principal Financial Officer)